Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 14, 2015

CLARCOR REPORTS RECORD FOURTH QUARTER
DILUTED EARNINGS PER SHARE

Unaudited Fourth Quarter and Full Year 2014 Highlights
(Amounts in millions, except per share data and percentages)

GAAP Financial Results:

	Three Months Ended			Full Year Ended
	11/29/14	11/30/13	Change	11/29/14	11/30/13	Change
Net sales	$413.4	$297.8	39%	$1,512.9	$1,130.8	34%
Operating profit	65.8	49.4	33%	210.4	174.6	21%
Net earnings - CLC	43.5	32.9	32%	144.1	118.1	22%
Diluted EPS	$0.86	$0.65	32%	$2.83	$2.34	21%
Operating margin	15.9%	16.6%	-0.7 pts	13.9%	15.4%	-1.5 pts

Non-GAAP Adjusted Financial Results:

The full year 2014 contained integration, purchase accounting and deal related costs associated with three fiscal year 2014 acquisitions (none of such costs were incurred in fourth quarter 2014). In addition, full year 2014 contained a bargain purchase gain related to the Bekaert Advanced Filtration acquisition. The fourth quarter 2013 contained $2.7 million of acquisition related costs and full year 2013 contained $2.7 million of acquisition related costs and two pre-tax, non-cash charges aggregating $7.7 million, consisting of a $4.6 million loss on the disposal of equipment and a $3.1 million charge to account for the settlement of a final pension obligation. The following table reflects 2013 and 2014 fourth quarter and full year GAAP results adjusted for each of these items (provided, there were no adjustments for fourth quarter 2014). A reconciliation of non-GAAP financial measures, shown in the following table, adjusting for these items in fourth quarter 2013 and full year 2013 and 2014 to GAAP figures is provided on pages 11 - 13 of this release.

	Three Months Ended			Full Year Ended
	11/29/14	11/30/13	Change	11/29/14	11/30/13	Change
Net sales	$413.4	$297.8	39%	$1,512.9	$1,130.8	34%
Adjusted operating profit	65.8	52.2	26%	224.3	185.1	21%
Adjusted net earnings - CLC	43.5	34.7	25%	151.0	124.9	21%
Adjusted diluted EPS	$0.86	$0.69	25%	$2.97	$2.47	20%
Adjusted operating margin	15.9%	17.5%	-1.6 pts	14.8%	16.4%	-1.6 pts

FRANKLIN, TN, Wednesday, January 14, 2015—CLARCOR Inc. (NYSE: CLC) reported that its diluted earnings per share for the fourth quarter of 2014 increased 32% from the fourth quarter of 2013 to a record fourth quarter high of $0.86. Net sales increased $115.6 million, or 39%, from last year’s fourth quarter, primarily driven by $88.0 million of additional sales from three acquisitions completed in fiscal year 2014. Base business net sales increased $27.6 million, or 9%, from the fourth quarter of 2013, including 10% organic sales growth in the Industrial/Environmental Filtration segment and 8% organic sales growth in the Engine/Mobile Filtration segment. All references in this earnings release to the financial results of our “base business” or “organic” financial results, at the consolidated or reporting segment level, refer to our consolidated or segment results without giving effect to the three fiscal year 2014 acquisitions.

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented, “Our fourth quarter financial and operating performance capped off a transformative 2014—a year where we completed two of the largest acquisitions in CLARCOR’s history, we achieved solid organic growth with base business sales expanding 7% year-over-year, we generated a record high 2014 non-GAAP adjusted diluted earnings per share of $2.97 and we committed to the continued development of value-added technology with a new innovation center. We believe this positive 2014 momentum will extend into 2015 and beyond as we continue to focus on achieving our long-term strategic objectives.

“Two significant events transpired in the first half of 2014 with the successful acquisitions of GE Air Filtration and Stanadyne Filtration. Each acquisition was strategically transformative in its own right. The GE Air Filtration acquisition provides us with new strategic access to several filtration markets including gas turbine inlet, and the Stanadyne Filtration acquisition further extends our distribution channel access to OE first-fit and OE aftermarket customers in our heavy-duty engine filtration market. We have been pleased with the financial performance of each acquisition as net sales at GE Air Filtration, renamed CLARCOR Industrial Air, increased 9% in 2014 including a 16% increase in gas turbine filtration sales, with full year operating margin approximating 10%, which we believe has the potential to expand to 15% in the long-run. From acquisition date, net sales at Stanadyne Filtration, renamed CLARCOR Engine Mobile Solutions, increased 2% from the comparable period in 2013, and operating margin was at the upper-end of our historic Engine/Mobile Filtration segment operating margin range. We successfully completed the most significant tasks to carve-out CLARCOR Industrial Air from GE’s internal systems and processes at the end of the third quarter, and our integration of CLARCOR Engine Mobile Solutions remains on schedule to be completed mid-year 2015. We are pleased with the integration process for each of these acquisitions in 2014 and are excited about the strategic value each offers as we work to leverage their products and channels across other CLARCOR operating companies. Going-forward, we anticipate continuing our opportunistic acquisition strategy, as evidenced by our first quarter 2015 acquisition of Filter Resources—which we believe will significantly augment our access to oil & gas filtration at domestic refineries and petrochemical facilities.

“While we have invested significant time and resources in 2014 to complete and integrate these acquisitions, we have maintained focus on growing our base business. Our consolidated organic sales increased 7% for the full year, including 9% in the fourth quarter. This organic growth was driven by many of our filtration markets, but it was notably led by our U.S. heavy-duty engine filtration aftermarket sales which increased 10% for the full year and 17% in the fourth quarter. We believe our U.S. organic growth is due to the further penetration of relatively new distribution channels and additional market share at some of our larger existing customers. We anticipate continued execution of our long-term strategic growth initiatives including penetrating new distribution channels, and we expect 2015 sales growth in our U.S. heavy-duty engine filtration aftermarket to be in the mid- to upper-single digits compared to 2014. Consistent with recent years, also contributing to our strong 2014 organic growth was our oil & gas filtration market—excluding off-shore oil drilling—which expanded 8% for the full year and 10% in the fourth quarter. Notwithstanding potential risks resulting from recent declines in oil prices, we anticipate strong sales growth in our oil & gas filtration market from continued shale development in the U.S. and our further expansion into international markets. Accordingly, we expect annual oil & gas filtration sales growth in excess of 10% for 2015. Several of our smaller filtration markets also demonstrated strong growth in 2014 including our locomotive market which increased sales 12% from 2013 due to strength in domestic rail activity and our dust collection system market which grew 23% from 2013 due to continued penetration of several OE customers. In summary, despite the significant business development activity this year, we have not taken our focus off of our base business and our long-term organic growth initiatives. We believe our current year acquisitions only add to the strategic position of an already strong core filtration portfolio.

“This past year also saw our continued commitment to the development of product, process and information technology, as we began the build-out of our new $10 million CLARCOR Innovation Center in Columbia, Tennessee and announced plans to significantly upgrade our enterprise information technology systems—beginning with a multi-year implementation at our Engine/Mobile Filtration segment global operating units. Our investments in technology and other growth initiatives do come at a cost, which partly contributed to a reduction in our full year base business operating margin in 2014. However, base business operating margin improved sequentially each quarter as we progressed through the year, and we anticipate full year operating margin in 2015 to exceed our 2014 non-GAAP adjusted operating margin as we begin to leverage these investments with sales growth. Despite the short-term impact these investments have on operating margin, we consider our commitment to product, process and information technology to be critical to support our strategic initiatives and sustain our long-term growth into the future.”

2015 Guidance

Our 2015 guidance for consolidated diluted earnings per share is $3.15 to $3.35. These expected 2015 results are based upon projected consolidated net sales between $1,620 million and $1,650 million and consolidated operating margin between 14.8% and 15.7%. This guidance assumes full year average 2015 foreign currency exchange rates consistent with current spot exchange rates. Accordingly, we anticipate year-over-year changes in foreign currency exchange rates to negatively impact our projected 2015 consolidated sales by approximately $30 million, or 2%, and our projected 2015 consolidated diluted earnings per share by approximately $0.05.

Expected sales growth from 2014 and operating margin by reporting segment and on a consolidated basis in support of our 2015 diluted earnings per share guidance is as follows:

	2015 Estimated Sales Growth	2015 Estimated Operating Margin

Engine/Mobile Filtration	12.0% to 14.0%	20.5% to 21.5%
Industrial/Environmental Filtration	4.0% to 6.0%	11.0% to 12.0%
Packaging	2.0% to 4.0%	6.0% to 9.0%
CLARCOR	7.0% to 9.0%	14.8% to 15.7%

Sales Growth

Expected 2015 sales growth in our Engine/Mobile Filtration segment is partially driven by the anticipated full year impact of the Stanadyne Filtration acquisition, which was included in our 2014 results for just seven months from the date of acquisition. We estimate that this full year impact will contribute approximately 8.0 percentage points to expected sales growth in this reporting segment in 2015. The remaining 4.0% to 6.0% expected sales growth from 2014 is primarily driven by anticipated continued strength in our U.S. heavy-duty engine filtration aftermarket while we expect continued economic and foreign currency exchange rate headwinds in our international markets—notably Europe and China—in 2015.

Expected 2015 sales growth in our Industrial/Environmental Filtration segment is primarily driven by the continued expectation of oil & gas filtration product sales growth in excess of 10%—despite the negative foreign currency impact—as we anticipate continuing to benefit from shale development in the U.S. partially based upon a strong backlog at the end of 2014, and we expect our acquired Filter Resources business to contribute approximately $20 million in net sales in 2015. We expect our 2015 gas turbine filtration sales to be slightly down compared with 2014 as an anticipated significant increase in the sales of gas turbine aftermarket filters is expected to be more than offset by a reduction in gas turbine inlet filtration systems. We expect low-single digit sales growth in the remaining diverse filtration markets in this reporting segment in 2015.

Operating Margin

At the mid-point of 15.25%, we expect 2015 consolidated operating margin to expand approximately 45 basis points from the full year 2014 non-GAAP adjusted operating margin of 14.8%. We estimate that 30 basis points of this improvement would be from the full year inclusion of sales and operating profit pursuant to the Stanadyne Filtration acquisition and 15 basis points would be driven primarily from a reduction in selling and administrative expenses as a percentage of net sales in comparison to 2014 non-GAAP adjusted selling and administrative expenses—despite estimated incremental expense of $4.0 million to $5.0 million pursuant to the further development of our information technology infrastructure and ERP implementation.

Cash Flow, Taxes, Interest Expense and Shares

We project 2015 cash from operations to be between $190 million and $210 million, capital expenditures to be between $75 million and $95 million and our effective tax rate to be between 31.25% and 31.75%. We expect 2015 interest expense to be between $6.5 million and $7.5 million and assume 51.0 million average diluted shares outstanding.

CLARCOR will be holding a conference call to discuss the fourth quarter 2014 results at 10:00 a.m. CT on January 15, 2015. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 5013691. The replay will be available through January 29, 2015 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future growth and results of operations, including the anticipated 2015 performance of the Company and each of its segments, our projections with respect to 2015 sales growth and 2015 operating margin for the Company and each of its segments, our projections with respect to 2015 diluted earnings per share, and our projections with respect to 2015 cash from operations, 2015 capital expenditures, 2015 effective tax rate, 2015 interest expense and 2015 average diluted shares outstanding; statements regarding management's short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets which we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements regarding our expectation that positive 2014 momentum will extend into 2015 and beyond as we continue to focus on achieving our long-term strategic objectives; statements regarding the anticipated future operating margin of CLARCOR Industrial Air; statements regarding our schedule for integrating CLARCOR Engine Mobile Solutions; statements regarding our anticipated continuing acquisition strategy; statements regarding our belief that our acquisition of Filter Resources will significantly augment our access to oil & gas filtration at domestic refineries and petrochemical facilities; statements regarding our anticipated continued execution of our long-term strategic growth initiatives including penetrating new distribution channels; statements regarding the anticipated 2015 sales growth in our U.S. heavy-duty engine filtration aftermarket; statements regarding the anticipated 2015 sales growth in our oil & gas filtration market from continued shale development in the U.S. and our further expansion into international markets; statements regarding the anticipated impact on our 2015 operating margin of investments in technology and other growth initiatives; statements regarding the expected impact on our projected 2015 consolidated sales and diluted earnings per share from changes in foreign currency exchange rates; statements regarding the anticipated full year impact of the Stanadyne Filtration acquisition to expected sales growth in our Engine/Mobile Filtration segment in 2015; statements that we anticipate continued strength in our U.S. heavy-duty engine filtration aftermarket, while we expect continued economic and foreign currency exchange rate headwinds in our international markets -notably Europe and China - in 2015; statements regarding our expected 2015 sales growth in our Industrial/Environmental Filtration segment; statements regarding our continued expectation of oil & gas filtration product sales growth in excess of 10%,and our expectation that we will continue to benefit from shale development in the United States; statements regarding the anticipated contribution of Filter Resources to 2015 net sales; statements regarding our expected 2015 gas turbine inlet system filtration and gas turbine aftermarket filter sales, and our anticipated sales growth in the remaining diverse filtration markets in the Industrial/Environmental reporting segment in 2015;and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year 2013 filed on January 24, 2014, and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2014 UNAUDITED FOURTH QUARTER RESULTS
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)

	Quarter Ended		Twelve Months Ended
	November 29, 2014	November 30, 2013	November 29, 2014	November 30, 2013
Net sales	$413,375	$297,790	$1,512,854	$1,130,770
Cost of sales	273,622	199,181	1,015,819	760,561

Gross profit	139,753	98,609	497,035	370,209

Selling and administrative expenses	73,964	49,194	286,607	195,593

Operating profit	65,789	49,415	210,428	174,616

Other income (expense):
Interest expense	(1,294)	(164)	(3,700)	(615)
Interest income	116	162	420	690
Other, net	549	(321)	4,415	(391)
	(629)	(323)	1,135	(316)

Earnings before income taxes	65,160	49,092	211,563	174,300

Provision for income taxes	21,629	16,196	67,380	55,950

Net earnings	43,531	32,896	144,183	118,350

Net earnings attributable to noncontrolling interests, net of tax	(23)	(40)	(99)	(274)

Net earnings attributable to CLARCOR Inc.	$43,508	$32,856	$144,084	$118,076

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.87	$0.65	$2.86	$2.36
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.86	$0.65	$2.83	$2.34

Weighted average number of shares outstanding - Basic	50,249,889	50,200,491	50,405,549	49,988,577
Weighted average number of shares outstanding - Diluted	50,732,090	50,712,641	50,871,249	50,538,947

Dividends paid per share	$0.2000	$0.1700	$0.7100	$0.5750

CLARCOR INC. 2014 UNAUDITED FOURTH QUARTER RESULTS, continued
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	November 29, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$94,064	$411,562
Restricted cash	—	763
Accounts receivable, less allowance for losses of $10,811 and $9,183, respectively	305,580	224,829
Inventories	274,718	218,786
Deferred income taxes	37,749	25,313
Income taxes receivable	—	1,000
Prepaid expenses and other current assets	16,796	9,868
Total current assets	728,907	892,121

Plant assets, at cost, less accumulated depreciation of $357,564 and $332,787, respectively	288,356	208,953
Goodwill	507,172	241,299
Acquired intangible assets, less accumulated amortization	347,578	89,881
Other noncurrent assets	16,756	16,589
Total assets	$1,888,769	$1,448,843
LIABILITIES
Current liabilities:
Current portion of long-term debt	$233	$50,223
Accounts payable	97,885	79,164
Accrued liabilities	120,036	78,374
Income taxes payable	6,226	—
Total current liabilities	224,380	207,761

Long-term debt, less current portion	411,330	116,413
Long-term pension and postretirement healthcare benefits liabilities	33,266	19,792
Deferred income taxes	104,250	64,415
Other long-term liabilities	8,853	5,753
Total liabilities	782,079	414,134

Contingencies
Redeemable noncontrolling interests	1,587	1,836
SHAREHOLDERS' EQUITY
Capital stock	50,204	50,371
Capital in excess of par value	10,644	22,278
Accumulated other comprehensive loss	(54,080)	(29,814)
Retained earnings	1,097,292	989,013
Total CLARCOR Inc. equity	1,104,060	1,031,848
Noncontrolling interests	1,043	1,025
Total shareholders' equity	1,105,103	1,032,873
Total liabilities and shareholders' equity	$1,888,769	$1,448,843

CLARCOR INC. 2014 UNAUDITED FOURTH QUARTER RESULTS, continued
CONSOLIDATED CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended
	November 29, 2014	November 30, 2013
Cash flows from operating activities:
Net earnings	$144,183	$118,350
Depreciation	30,065	26,329
Amortization	20,362	5,904
Other noncash items	995	1,754
Net loss on disposition of plant assets	67	3,862
Bargain purchase gain	(2,815)	—
Stock-based compensation expense	7,278	5,060
Excess tax benefit from stock-based compensation	(2,769)	(8,528)
Deferred income taxes	911	1,216
Changes in assets and liabilities, net of business acquisitions	(41,931)	(18,706)
Net cash provided by operating activities	156,346	135,241

Cash flows from investing activities:
Restricted cash	1,339	(197)
Business acquisitions, net of cash acquired	(595,328)	—
Additions to plant assets	(69,681)	(44,651)
Proceeds from disposition of plant assets	491	3,373
Investment in affiliates	(1,073)	(615)
Net cash used in investing activities	(664,252)	(42,090)

Cash flows from financing activities:
Net (payments) borrowings under multicurrency revolving credit agreement	(50,000)	50,000
Borrowings under term loan facility	315,000	100,000
Payments on term loan facility	(20,000)	—
Payments on long-term debt, including business acquisition-related seller financing	(1,620)	(4,037)
Payments of financing costs	(752)	(298)
Sale of capital stock under stock option and employee purchase plans	12,076	35,047
Payments for repurchase of common stock	(32,822)	(27,708)
Excess tax benefit from stock-based compensation	2,769	8,528
Dividend paid to noncontrolling interests	(166)	(206)
Cash dividends paid	(35,805)	(28,744)
Net cash provided by financing activities	188,680	132,582
Net effect of exchange rate changes on cash	1,728	333
Net change in cash and cash equivalents	(317,498)	226,066
Cash and cash equivalents, beginning of period	411,562	185,496
Cash and cash equivalents, end of period	$94,064	$411,562

Cash paid during the period for:
Interest	$3,028	$374
Income taxes, net of refunds	$67,534	$42,602

CLARCOR INC. 2014 UNAUDITED FOURTH QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	2014
	Quarter Ended March 1	Quarter Ended May 31	Quarter Ended August 30	Quarter Ended November 29	Twelve Months
Net sales by segment:
Engine/Mobile Filtration	$122,497	$148,398	$165,910	$167,000	$603,805
Industrial/Environmental Filtration	174,863	219,592	213,752	224,893	833,100
Packaging	15,325	18,652	20,490	21,482	75,949
	$312,685	$386,642	$400,152	$413,375	$1,512,854

Operating profit by segment:
Engine/Mobile Filtration	$22,874	$26,972	$36,741	$35,778	$122,365
Industrial/Environmental Filtration	8,146	23,005	23,873	28,327	83,351
Packaging	246	1,170	1,612	1,684	4,712
	$31,266	$51,147	$62,226	$65,789	$210,428

Operating margin by segment:
Engine/Mobile Filtration	18.7%	18.2%	22.1%	21.4%	20.3%
Industrial/Environmental Filtration	4.7%	10.5%	11.2%	12.6%	10.0%
Packaging	1.6%	6.3%	7.9%	7.8%	6.2%
	10.0%	13.2%	15.6%	15.9%	13.9%

	2013
	Quarter Ended March 2	Quarter Ended June 1	Quarter Ended August 31	Quarter Ended November 30	Twelve Months
Net sales by segment:
Engine/Mobile Filtration	$117,675	$132,372	$129,148	$127,829	$507,024
Industrial/Environmental Filtration	122,626	136,660	139,659	150,801	549,746
Packaging	15,970	18,551	20,319	19,160	74,000
	$256,271	$287,583	$289,126	$297,790	$1,130,770

Operating profit by segment:
Engine/Mobile Filtration	$23,449	$29,096	$28,611	$25,189	$106,345
Industrial/Environmental Filtration	9,678	18,411	11,315	22,592	61,996
Packaging	688	1,894	2,059	1,634	6,275
	$33,815	$49,401	$41,985	$49,415	$174,616

Operating margin by segment:
Engine/Mobile Filtration	19.9%	22.0%	22.2%	19.7%	21.0%
Industrial/Environmental Filtration	7.9%	13.5%	8.1%	15.0%	11.3%
Packaging	4.3%	10.2%	10.1%	8.5%	8.5%
	13.2%	17.2%	14.5%	16.6%	15.4%

CLARCOR INC. 2014 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Fourth Quarter 2013 GAAP Financial Results to Non-GAAP Adjusted Results
(Dollars in thousands, except share data)

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP basic and diluted earnings per share for the quarter ended November 30, 2013. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share, respectively.

The quarter ended November 30, 2013 non-GAAP financial measures provided in this release exclude approximately $2.7 million of acquisition related costs. Although the comparison of data excluding these costs in our fourth quarter ended November 30, 2013 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these costs provides a more comparable measure of the changes in selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share for the quarter ended November 30, 2013 compared to the quarter ended November 29, 2014.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Fourth Quarter 2013 GAAP	Acquisition Related Costs	Fourth Quarter 2013 Non-GAAP Adjusted

Net sales	$297,790	$—	$297,790
Cost of sales	199,181	—	199,181
Gross profit	98,609	—	98,609
Selling and administrative expenses	49,194	(2,736)	46,458
Operating profit	49,415	2,736	52,151
Other income (expense):
Interest expense	(164)	—	(164)
Interest income	162	—	162
Other, net	(321)	—	(321)
	(323)	—	(323)
Earnings before income taxes	49,092	2,736	51,828
Provision for income taxes	16,196	903	17,099
Net earnings	32,896	1,833	34,729
Net earnings attributable to
noncontrolling interests, net of tax	(40)	—	(40)
Net earnings attributable to
CLARCOR Inc.	$32,856	$1,833	$34,689
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.65	$0.04	$0.69
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.65	$0.04	$0.69
Operating margin	16.6%	0.9%	17.5%

CLARCOR INC. 2014 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Full Year 2014 GAAP Financial Results to Non-GAAP Adjusted Results
(Dollars in thousands, except share data)

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP basic and diluted earnings per share for the full year ended November 29, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share, respectively.

The full year ended November 29, 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and deal related costs associated with the GE Air Filtration acquisition, the Bekaert Advanced Filtration acquisition and the Stanadyne Filtration acquisition and a bargain purchase gain recognized pursuant to the Bekaert Advanced Filtration acquisition. Although the comparison of data excluding these selected items in our full year ended November 29, 2014 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these selected items provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share for the full year ended November 29, 2014 compared to the full year ended November 30, 2013.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	Full Year 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition		Stanadyne Filtration Acquisition		Full Year 2014 Non-GAAP Adjusted

Net sales	$1,512,854	$—		$—		$—		$1,512,854
Cost of sales	1,015,819	(4,342)	[1]	(240)	[1]	(1,368)	[1]	1,009,869
Gross profit	497,035	4,342		240		1,368		502,985
Selling and administrative expenses	286,607	(4,715)	[2]	(130)	[2]	(3,035)	[2]	278,727
Operating profit	210,428	9,057		370		4,403		224,258
Other income (expense):
Interest expense	(3,700)	—		—		—		(3,700)
Interest income	420	—		—		—		420
Other, net	4,415	—		(2,814)	[3]	—		1,601
	1,135	—		—		—		(1,679)
Earnings before income taxes	211,563	9,057		(2,444)		4,403		222,579
Provision for income taxes	67,380	2,436		123		1,501		71,440
Net earnings	144,183	6,621		(2,567)		2,902		151,139
Net earnings attributable to
noncontrolling interests, net of tax	(99)	—		—		—		(99)
Net earnings attributable to
CLARCOR Inc.	$144,084	$6,621		$(2,567)		$2,902		$151,040
Net earnings per share attributable to CLARCOR Inc. - Basic	$2.86	$0.13		$(0.05)		$0.06		$3.00
Net earnings per share attributable to CLARCOR Inc. - Diluted	$2.83	$0.13		$(0.05)		$0.06		$2.97
Operating margin	13.9%	0.6%		0.0%		0.3%		14.8%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs and accelerated amortization of backlog pursuant to purchase accounting.
3 - Bargain purchase gain (non-taxable)

CLARCOR INC. 2014 UNAUDITED FOURTH QUARTER RESULTS, continued
Reconciliation of Full Year 2013 GAAP Financial Results to Non-GAAP Adjusted Results
(Dollars in thousands, except share data)

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP basic and diluted earnings per share for the full year ended November 30, 2013. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share, respectively.

The full year ended November 30, 2013 non-GAAP financial measures provided in this release exclude a loss on disposal of equipment, a charge to account for a final pension obligation and acquisition related costs. Although the comparison of data excluding these selected items in our full year ended November 30, 2013 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these selected items provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share for the full year ended November 30, 2013 compared to the full year ended November 29, 2014.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Full Year 2013 GAAP	Loss on Disposal of Equipment	Settlement of Final Pension Obligation	Acquisition Related Costs	Full Year 2013 Non-GAAP Adjusted

Net sales	$1,130,770	$—	$—	$—	$1,130,770
Cost of sales	760,561	(4,631)	—	—	755,930
Gross profit	370,209	4,631	—	—	374,840
Selling and administrative expenses	195,593	—	(3,111)	(2,736)	189,746
Operating profit	174,616	4,631	3,111	2,736	185,094
Other income (expense):
Interest expense	(615)	—	—	—	(615)
Interest income	690	—	—	—	690
Other, net	(391)	—	—	—	(391)
	(316)	—	—	—	(316)
Earnings before income taxes	174,300	4,631	3,111	2,736	184,778
Provision for income taxes	55,950	1,667	1,120	903	59,640
Net earnings	118,350	2,964	1,991	1,833	125,138
Net earnings attributable to
noncontrolling interests, net of tax	(274)	—	—	—	(274)
Net earnings attributable to
CLARCOR Inc.	$118,076	$2,964	$1,991	$1,833	$124,864
Net earnings per share attributable to CLARCOR Inc. - Basic	$2.36	$0.06	$0.04	$0.04	$2.50
Net earnings per share attributable to CLARCOR Inc. - Diluted	$2.34	$0.06	$0.04	$0.03	$2.47
Operating margin	15.4%	0.4%	0.3%	0.2%	16.4%